UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NATIONAL FINANCIAL PARTNERS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Item 8.01	Other Information.

LITIGATION

As previously disclosed, on May 21, 2013, a putative stockholder class action lawsuit was filed against National Financial Partners Corp. (the “Company”) and the members of the Company’s Board of Directors in the Supreme Court of the State of New York, captioned Gotham Investors, v. Jessica Bibliowicz, et al., Index No. 651831/2013 (the “State Action”). The complaint alleges that the members of the Company’s Board of Directors violated their fiduciary duties in connection with (i) the Company’s entry into the Agreement and Plan of Merger, dated as of April 14, 2103 (the “Merger Agreement”), among the Company, Patriot Parent Corp. (“Parent”) and Patriot Merger Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”) and (ii) disclosures provided in the definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) by the Company on May 17, 2013 (the “Proxy Statement”) in connection with the special meeting of the Company’s shareholders to be held on June 19, 2013 to consider and vote upon, among other matters, the adoption of the Merger Agreement. A hearing on the plaintiff’s motion to preliminarily enjoin the June 19, 2013 special meeting was scheduled for June 17, 2013.

On June 7, 2013, a second putative stockholder class action lawsuit was filed against the Company and the Board of Directors in the United States District Court for the Southern District of New York, captioned Branch v. National Financial Partners Corp., No. 13 Civ. 3925 (SAS) (the “Federal Action”). The Federal Action alleges that the Proxy Statement fails to include material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and that the Company’s Board of Directors violated their fiduciary duties in connection with the Company’s entry into the Merger Agreement and the Company’s filing of the Proxy Statement, and seeks both injunctive relief and damages. On June 11, 2013, counsel for the plaintiff in the Federal Action notified counsel for the Company that the plaintiff no longer intends to pursue his case and that he will be dismissing the Federal Action.

On June 10, 2013, solely to avoid the burden, expense, and disruption resulting from litigation, and without admitting any liability or wrongdoing, the Company and the other named defendants executed a memorandum of understanding (“MOU”) with the plaintiff in the State Action regarding an agreement in principle that was reached to settle that case. The MOU provides, among other things, that the parties will seek to enter into a stipulation of settlement that will provide for the release of all claims concerning the Company’s entry into the Merger Agreement, the sale process leading up to the Company’s entry into the Merger Agreement, and the disclosures in the Proxy Statement, whether or not those claims were asserted in the State Action and whether or not those claims could have been asserted in the State Action. The MOU also provides that the stipulation of settlement will enjoin all members of the putative class from seeking to prosecute actions challenging the Merger Agreement and the Proxy Statement (or other disclosures concerning the Proxy Statement). The MOU further provides that the stipulation of settlement will provide for the dismissal with prejudice of the State Action. The subject claims will not be released, and the State Action will not be dismissed, unless and until the Merger is consummated and the stipulation of settlement is approved by the court in the State Action. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation.

Additionally, as part of the MOU, the Company has agreed to make certain additional disclosures related to the proposed transactions described in the Proxy Statement which are set forth below.

The additional disclosures in this document supplement the disclosure contained in the Proxy Statement, and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this document differs from or updates information contained in the Proxy Statement, the information in this document shall supersede or supplement the information in the Proxy Statement. Nothing in this document, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

SUPPLEMENTAL DISCLOSURES

Background of the Merger

The following disclosure supplements and restates the first sentence of the fourth full paragraph on page 30 of the Proxy Statement.

In response to recent transactions in the industry and the conversations with the representative of the investment banking firm and the representatives of the financial sponsors described above, BofA Merrill Lynch was invited by management, after consultation with the lead director and two other independent members of the NFP board of directors, to make a presentation at a telephonic meeting of the NFP board of directors on November 30, 2012.

The following disclosure is added to the end of, and supplements, the fourth full paragraph on page 33 of the Proxy Statement.

Among other things, the engagement letter with BofA Merrill Lynch prohibits BofA Merrill Lynch from providing mergers and acquisitions financial advisory services to any third party with respect to such party’s participation in a strategic transaction with NFP and from providing or arranging new acquisition financing for such third party with respect to such third party’s participation in a strategic transaction with NFP, in each case, without the prior written consent of the Special Committee.

The following disclosure is added to the end of, and supplements, the third full paragraph on page 34 of the Proxy Statement.

Ms. Bibliowicz did not participate in any of these management presentations or these meetings.

The following disclosure supplements and restates the second sentence of the fourth full paragraph on page 43 of the Proxy Statement.

Over the following few days, representatives of Madison Dearborn had discussions with Mr. Hammond about Madison Dearborn’s general views on partnering with management, including that partnering with strong management is a central element to their investments. However, no proposals were made regarding either post-acquisition roles or co-investment opportunities and no agreements were reached prior to the execution of the merger agreement. There were no other discussions between members of senior management and representatives from MDP about potential post-acquisition roles or co-investment opportunities prior to NFP’s entry into the merger agreement.

Opinion of the Special Committee’s Financial Advisor

The following disclosure supplements and restates the second sentence of the first paragraph on page 53 of the Proxy Statement.

The range, mean and median of EBITDA multiples for the selected publicly traded companies were 8.6x to 12.2x, 10.1x and 10.1x, respectively, for calendar year 2012 and 6.5x to 11.2x, 9.3x and 9.6x, respectively, for calendar year 2013.

The following disclosure is added after the fourth sentence of, and supplements, the first paragraph on page 53 of the Proxy Statement.

The 2013 EBITDA estimates for NFP and the selected publicly traded companies were based on the consensus research analyst estimates from FactSet, a widely used financial database.

The following disclosure supplements and restates the second sentence of the carryover paragraph on page 54-55 of the Proxy Statement.

The range, mean and median of EBITDA multiples for the selected transactions were 6.9x to 14.0x, 11.1x and 11.0x, respectively, based on the target company’s LTM EBITDA.

The following disclosure supplements and restates the fourth sentence of the carryover paragraph on page 54-55 of the Proxy Statement.

Based on its professional judgment and experience and after taking into consideration, among other things, the observed date for the selected transactions, BofA Merrill Lynch then applied LTM EBITDA multiples of 8.0x to 9.0x derived from the selected transactions to NFP’s calendar year 2012 actual adjusted EBITDA.

The following disclosure supplements and restates the first sentence of the second full paragraph on page 55 of the Proxy Statement following the heading “Discounted Cash Flow Analysis.”

BofA Merrill Lynch performed a discounted cash flow analysis of NFP to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NFP was forecasted to generate during NFP’s fiscal years 2013 through 2017 based on the NFP management forecasts, which can be found in the section entitled “—Certain Financial Projections Prepared by the Management of NFP” beginning on page 60 of this proxy statement, and certain sensitivities thereto which assumed that only 90% of the forecasted EBITDA would be generated.

The following disclosure supplements and restates the last sentence of the second full paragraph on page 57 of the Proxy Statement.

From January 1, 2011 through April 30, 2013, BofA Merrill Lynch and its affiliates derived aggregate revenues of approximately $3.5 million from NFP and its affiliates for investment, commercial and corporate banking services unrelated to the merger.

The following disclosure supplements and restates the last sentence of the third full paragraph on page 57 of the Proxy Statement.

From January 1, 2011 through April 30, 2013, BofA Merrill Lynch and its affiliates derived aggregate revenues of approximately $155 million from Madison Dearborn and its affiliates and portfolio companies for investment, commercial and corporate banking services unrelated to the merger.

Certain Financial Projections Prepared by the Management of NFP

The following disclosure is added to the end of, and supplements, the first paragraph under the heading “—Certain Financial Projections Prepared by the Management of NFP” on page 60 of the Proxy Statement.

The Adjusted EBITDA projection for calendar year 2013 was approximately 7% higher than the average of the publicly available (at the time of delivery of such projections) equity analyst estimates for NFP in calendar year 2013 as adjusted to reflect the calculation of Adjusted EBIDTA as defined in this proxy statement.

In connection with the sale process, management reviewed the Company’s projections and decided to make certain adjustments, including (x) adjusting revenue projections in order to add organic growth assumptions for acquisitions assumed to be completed in 2013 and beyond in a manner that was consistent with the organic growth assumptions that had been used for the relevant specific line of the Company’s existing business, (y) excluding certain non-cash expenses, and (z) adjustments to utilize a different definition of Adjusted EBIDTA (as described in footnote (1) to the chart at the top of page 62 of this proxy statement). The cumulative impact of these adjustments through 2017 was to increase projected revenue and Adjusted EBITDA by approximately $12 million and $45 million, respectively. These adjustments are reflected in the projections that were sent to potential bidders and are described in this section “–Certain Financial Projections Prepared by the Management of NFP,” and the underlying assumptions reflected in such adjustments were among the assumptions provided to bidders in connection with those projections.

The following disclosure is added below, and supplements, the chart entitled “Consolidated Revenue, Adjusted EBITDA and Net Income of the Company” on page 62 of the Proxy Statement.

Such financial projections showed that levered free cash flow after capital expenditures, acquisitions, management buy-outs and forgivable loans from 2013 through 2017 were approximately ($9.5 million), ($16.0 million), ($1.8 million), $37.0 million and $105.1 million, respectively.

Forward-Looking Information

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the Merger may not be consummated in a timely manner, if at all; (2) the merger agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the ability of the Company to retain and hire key personnel; (5) the failure of Madison Dearborn Partners to obtain the necessary financing to complete the Merger; (6) litigation relating to the Merger; (7) the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally; (8) competitive responses to the proposed Merger; and (9) the failure to obtain the requisite approvals to the Merger, such as stockholder approval or the approval of FINRA with respect to the indirect change in ownership of the Company’s broker-dealer subsidiaries. Additional factors are set forth in NFP’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 and its Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 3, 2013. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

In connection with the Merger, the Company has filed or intends to file relevant materials with the SEC, including a preliminary proxy statement and the Proxy Statement. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The Proxy Statement has been mailed to the shareholders of the Company. The preliminary proxy statement, the Proxy Statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s web site, www.nfp.com, or by contacting Investor Relations by phone at 212-301-4000, by email at ir@nfp.com or by mail at 340 Madison Avenue, 20th Floor, New York, New York 10173.

Certain Information Regarding Participants

The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of Company common stock is set forth in the Proxy Statement. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the Proxy Statement and the other relevant documents filed with the SEC when they become available.